                                                                   EXHIBIT 10.15

                       FOURTH AMENDMENT TO LOAN AGREEMENT

         This amendment to Loan Agreement ("Amendment") is made as of December 30, 1999 by and among the following parties:

         Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association ("Bank of America" and a "Lender")

         U.S. Bank National Association ("U.S. Bank" and a "Lender")

         Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, in its capacity as Agent ("Agent")

         Each of the several financial institutions which subsequently becomes party to the Loan Agreement pursuant to Section 11.7 (each individually a "Lender")

         Northwest Pipe Company, an Oregon corporation ("Borrower")

                                 R E C I T A L S

     A. The Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Loan Agreement dated as of June 30, 1998, as amended as of December 23, 1998, June 16, 1999 and November 30, 1999, and as the same may be further amended, modified or extended from time to time (the "Loan Agreement") and the related Loan Documents described therein.

     B.   The parties desire to amend the Loan Agreement as set forth below:

          NOW, THEREFORE, the parties agree as follows:

                                A G R E E M E N T

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Loan Agreement.

         2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is amended by revising the following definitions:

                  (A) "APPLICABLE MARGIN" means, with respect to Offshore Related Rate Loans, a margin determined as set forth below depending on the ratio of Funded Debt to EBITDA. Adjustments, with respect to borrowings or selections of Applicable Interest Rates, will be effective the first day of the month after Agent has received financial information needed to determine the relevant ratio with respect to future selections or borrowings. However, if such information is not given to Agent within the time required by Section 5.9, Agent may, at its option, adjust the Applicable Margin for Offshore Related Rate upwards, if applicable, as of the first day of the month following the date by which such information should have been received. The Applicable Margin which will be in effect from January 1, 2000 until adjusted as provided herein will be 1.750%.

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

          RATIO AT END OF PRIOR                            APPLICABLE MARGIN FOR
             FISCAL QUARTER                             OFFSHORE RELATED RATE LOANS
------------------------------------------ ------------------------------------------------------
            Less than 2.26:1                                      0.650%

     Equal to or greater than 2.26:1                              0.750%
       Up to and including 3.00:1

           Greater than 3.00:1                                    1.000%
       Up to and including 3.25:1

           Greater than 3.25:1                                    1.750%
       Up to and including 3.50:1

            Greater than 3.51                                     2.250%


     For purposes of calculating this ratio, the EBITDA for the prior fiscal year for the "Acquisitions," as defined in SECTION 6.6 shall be included in the calculation. The Acquisitions' EBITDA shall be incorporated on a decreasing pro-rata basis, with 100% of the Acquisitions' EBITDA included in the calculation for the first calendar quarter-end following closing of the Acquisitions, 75% included in the second quarter-end, 50% included in the third quarter-end, and 25% included in the fourth quarter-end. Beginning with the fifth quarter following the closing of the Acquisitions, the EBITDA for the Acquisitions' prior fiscal year shall no longer be incorporated in this calculation.

                  (B) "REVOLVING LOAN MATURITY DATE" means September 30, 2002. Agent and Lenders will consider a one year extension to the Revolving Loan Maturity Date on each anniversary of this Agreement. However, any extension will require the consent of Agent and all Lenders in their sole discretion."

                  (C) "TOTAL COMMITMENT" means $55,000,000.00.

                  (D) "UNUSED COMMITMENT FEE RATE" means an annual rate determined as set forth below depending upon the ratio of Funded Debt to EBITDA. The adjustment will be effective the first day of the month after Agent has received information needed to determine the relevant ratio. However, if such information is not given to Agent within the time required by SECTION 5.9, Agent may, at its option, adjust the Annual Unused Commitment Fee Rate upwards, if applicable, as of the first day of the month following the date by which such information should have been received. The Unused Commitment Fee Rate which will be in effect from January 1, 2000 until adjusted as provided herein will be 0.250%.


          RATIO AT END OF PRIOR                                ANNUAL UNUSED
             FISCAL QUARTER                                   COMMITMENT FEE
------------------------------------------ ------------------------------------------------------
            Less than 2.26:1                                      0.200%

     Equal to or greater than 2.26:1                              0.225%
       Up to and including 3.00:1

           Greater than 3.00:1                                    0.250%
       Up to and including 3.25:1

           Greater than 3.25:1                                    0.250%
       Up to and including 3.50:1

            Greater than 3.51                                     0.275%


     For purposes of calculating this ratio, the EBITDA for the prior fiscal year for the "Acquisitions," as defined in SECTION 6.6, shall be included in the calculation. The Acquisitions' EBITDA shall be incorporated on a decreasing pro-rata basis, with 100% of the Acquisitions' EBITDA included in the calculation for the first calendar quarter-end following closing of the Acquisitions, 75% included in the second quarter-end, 50% included in the third quarter-end, and 25% included in the fourth quarter-end. Beginning with the fifth quarter following the closing of the Acquisitions, the EBITDA for the Acquisitions' prior fiscal year shall no longer be incorporated in this calculation.

3. AMENDMENT TO SECTION 2.5 "OPTIONAL CONVERSION OF UP TO $10,000,000 OF REVOLVING LOANS." Section 2.5 is amended to read as follows:

     "OPTIONAL CONVERSION OF UP TO $10,000,000 OF REVOLVING LOANS. On the first day of any month, up to and including October 1, 2001, if at that time, the conditions set forth in Section 3.1 are satisfied, Borrowers may convert a portion of not less than $500,000 of the Revolving Loans in increments of $100,000 to a Term Loan, but Borrowers shall not convert more than a total of $10,000,000 of Revolving Loans to Term Loans. Each such conversion will be accomplished by Borrowers giving written notice to Agent at least 5 business days prior to the date selected by Borrowers for conversion. Such notice will specify what portions of the Term Loan will bear interest at the available alternative rates described in Section 2.6(b). Principal payments on each Term Loan will be paid in 16 equal consecutive quarterly installments with the first principal payment being due at the end of the calendar quarter following conversion. Interest on each Term Loan will be payable monthly in arrears on the last day of the month. All then unpaid principal and interest on each Term Loan will be due and payable no later than 48 months following such conversion."

4. AMENDMENT TO SECTION 5.13 "MAXIMUM FUNDED DEBT TO EBITDA." Section 5.13 is amended to read as follows:

     Borrowers and their Subsidiaries, on a consolidated basis, shall maintain for each period of four consecutive fiscal quarters a ratio of Funded Debt to EBITDA of no greater than:


                                    PERIOD                                         RATIO
------------------------------------------------------------------------------- ------------
For the four consecutive fiscal quarters ending December 31, 1999                 3.75:1

For the four consecutive fiscal quarters ending March 31, 2000                    3.75:1

For the four consecutive fiscal quarters ending June 30, 2000                     3.50:1

For the four consecutive fiscal quarters ending September 30, 2000                3.50:1

For any four consecutive fiscal quarters ending on or after December  31, 2000    3.25:1


     For purposes of calculating this covenant, the EBITDA for the prior fiscal year for the "Acquisitions," as defined in Section 6.6, shall be included in the calculation. The Acquisitions' EBITDA shall be incorporated on a decreasing pro-rata basis, with 100% of the Acquisitions' EBITDA included in the calculation for the first calendar quarter-end following closing of the Acquisitions, 75% included in the second quarter-end, 50% included in the third quarter-end, and 25% included in the fourth quarter-end. Beginning with the fifth quarter following the closing of the Acquisitions, the EBITDA for the Acquisitions' prior fiscal year shall no longer be incorporated in this calculation.

5. NO FURTHER AMENDMENT, FEES. Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligation to pay or reimburse the Agent and the Lender on request for all reasonable expenses, including legal fees, actually incurred by the Agent or such Lender in connection with the preparation of this Amendment, the other Amendment Documents, and the closing of the transactions contemplated hereby and thereby. Borrowers shall pay Agent for the pro rata benefit of Lenders a fee of $10,000 for the increase in the Total Commitment provided herein. Such $10,000 fee shall be paid on execution of this Amendment.

6.   MISCELLANEOUS.

     C. ENTIRE AGREEMENT. This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

     D. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

     E. GOVERNING LAW. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

     F.   CERTAIN AGREEMENTS NOT ENFORCEABLE.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

         EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:                           NORTHWEST PIPE COMPANY

                                    By: /s/ JOHN D. MURAKAMI
                                    Its: VICE PRESIDENT, CHIEF FINANCIAL OFFICER

                                        Address: 12005 N. Burgard
                                                          Portland, OR  97203
                                                          Fax No. (503) 240-6615

LENDER:                             BANK OF AMERICA, N.A.

                                    By: /s/ ED KLUSS
                                    Its: VICE PRESIDENT

                                      Address: Commercial Banking
                                           121 S.W. Morrison Street, Suite 1700
                                           Portland, OR  97204
                                           Fax No. (503) 275-1391
                                           Attn: Larry C. Ellis

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By: /s/ GREG SALIBA
                                    Its: VICE PRESIDENT

                                       Address: Oregon Corporate Banking, T-4
                                            111 S.W. Fifth Avenue, Suite 400
                                            Portland, OR  97208
                                            Fax No. (503) 275-7290
                                            Attn: Rick S. Williams

         AGENT:                     BANK OF AMERICA, N.A.

                                    By: /s/ KEN PURO
                                    Its: VICE PRESIDENT

                                       Address: Agency Services
                                            701 Fifth Avenue, Floor 16
                                            Seattle, WA  98104
                                            Fax No. (206) 358-0971
                                            Attn:  Dora A. Brown